UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On August 6, 2010, Artesian Resources Corporation, on behalf of itself and all applicable subsidiaries (“Artesian Resources” or the “Company”), signed a Conclusion and Termination Agreement (the “Agreement”) with Darin A. Lockwood, on behalf of himself and all applicable business entities in which he has an interest (“Lockwood” ), including without limitation the Northern Sussex Regional Water Recycling Complex, LLC, a business entity owned by Lockwood (“NSRWRC”) pursuant to which all contracts and agreements with Lockwood and NSRWRC, as disclosed in the Company’s filings with the Securities and Exchange Commission, were terminated except as set forth below.

The Agreement supersedes and terminates all contracts and agreements previously existing between the parties, including the termination of the Wastewater Services Agreement between Artesian Utility Development, Inc., a subsidiary of Artesian Resources, and NSRWRC.  Other terminated contracts incorporated in the Agreement include a sublease agreement for office space, an asset purchase agreement and a consulting agreement.  Any other contracts or business relationships between Artesian Resources and Lockwood not specifically noted were also terminated with no additional compensation paid to either party.  Pursuant to the Agreement, Lockwood received a final net settlement payment of $800,000 including deposit.  In addition, on August 6, 2010, Artesian Resources and Lockwood entered into a confidentiality agreement and covenant not to compete.

Pursuant to the Agreement on August 6, 2010, Artesian Resources purchased the 75-acre parcel of land, purchased by Lockwood on July 1, 2008, for the operation of the wastewater facility known as the Northern Sussex Regional Water Recharge Complex and entered into a Water and Wastewater Easement Agreement that provides Artesian Resources right of way to a portion of land adjacent to the 75 acre parcel.  The purchase price for the land was $5,000,000 plus all transfer taxes and transactional costs.  In addition to the purchase price, the Company paid off the outstanding balance of $2,678,785 on a construction loan secured by the 75-acre parcel that was previously guaranteed by the Company and the loan was terminated.

The above summary of the Agreement is qualified in its entirety by the complete copy of the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.  All readers are encouraged to read the entire text of the Agreement.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The disclosure set forth in Item 1.02 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Conclusion and Termination Agreement dated August 6, 2010 between Artesian Resources Corporation on behalf of itself and all applicable subsidiaries and Darin A. Lockwood on behalf of himself and all business entities in which he has an interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: August 11, 2010	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer